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Independent Auditors' Consent

                                                                      Exhibit 10


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 7 to Registration Statement No. 333-48929 of Merrill Lynch Global Technology Fund, Inc. (the "Fund") on Form N-1A of our report dated May 13, 2003, appearing in the March 31, 2003 Annual Report of the Fund, in the Statement of Additional Information which is part of this Registration Statement. We also consent to the reference to us under the caption "Financial Highlights" in the Prospectus, which is also part of this Registration Statement.

/s/ Deloitte & Touche LLP

 Princeton, New Jersey
 July 24, 2003